COVER LETTER

TO: Registration Section
Division of Corporations

SUBJECT: New Found Shrimp, Inc.
Name of Resulting Florida Profit Corporation

The enclosed Certificate of Conversion, Articles of Incorporation, and fees are submitted to convert an "Other Business Entity" into a "Florida Profit Corporation" in accordance with s. 607.1115, F.S.

Please return all correspondence concerning this matter to:

Clifford J. Hunt Esq.
Contact Person

Law Office Of Clifford J. hunt, P. A.
Firm/Company

8200 Seminole Boulevard
Address

Seminole, florida 33772
City, State and Zip Code

cjh@huntlawgrp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Clifford J. Hunt at (727) 471-0444
Name of Contact Person — Area Code and Daytime Telephone Number

Enclosed is a check for the following amount:

- ☒ $105.00 Filing Fees
- ☐ $113.75 Filing Fees and Certificate of Status
- ☐ $113.75 Filing Fees and Certified Copy
- ☐ $122.50 Filing Fees, Certified Copy, and Certificate of Status

STREET ADDRESS:
Registration Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

MAILING ADDRESS:
Registration Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity" into a Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

New Found Shrimp Inc

Enter Name of Other Business Entity

2. The "Other Business Entity" is a corporation

(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Indiana

(Enter state, or if a non-U.S. entity, the name of the country)

on April 26, 2007.

Enter date "Other Business Entity" was first organized, formed or incorporated

FILED

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

N/A.

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

New Found Shrimp, Inc.

Enter Name of Florida Profit Corporation

5. If not effective on the date of filing, enter the effective date: ____________.

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein.)

6. The conversion is permitted by the applicable law(s) governing the other business entity and the conversion complies with such law(s) and the requirements of s.607.1115, F.S., in effecting the conversion.

7. The "Other Business Entity" currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

Signed this 4th day of June, 20 12.

Required Signature for Florida Profit Corporation:
Individual signing affirms that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Signature of Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator: [signature]
Printed Name: David R. Cupp Title: CEO/Director

Required Signature(s) on behalf of Other Business Entity: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S. [See below for required signature(s).]

Signature: [signature]
Printed Name: DAVID R. CUPP Title: CEO/DIRECTOR

Signature: ____________________
Printed Name: ____________________ Title: ____________________

Signature: ____________________
Printed Name: ____________________ Title: ____________________

Signature: ____________________
Printed Name: ____________________ Title: ____________________

Signature: ____________________
Printed Name: ____________________ Title: ____________________

Signature: ____________________
Printed Name: ____________________ Title: ____________________

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Certificate of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d) sinking fund provisions, if any, for the call or redemption of the shares;
(e) the terms and conditions, if any, on which the shares may be converted;
(f) voting rights; and
(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

Registered Agent

The registered agent of the Corporation at such address is Clifford J. Hunt, Esquire, who maintains an office at 8200 Seminole Boulevard, Seminole, Florida 33772.

ARTICLE VI

Incorporator

The name and address of the corporation's incorporator is:

Name	Address
Clifford J. Hunt	8200 Seminole Boulevard Seminole, Florida 33772

ARTICLE VII

By-Laws

The power to adopt, alter, amend or repeal by-laws of the Corporation shall be vested in the shareholders and separately in its Board of Directors, as prescribed by the by-laws of the Corporation.

ARTICLE VIII

Indemnification

If in the judgment of a majority of the entire Board of Directors, (excluding from such majority any director under consideration for indemnification), the criteria set forth in § 607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the Corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by § 607.0850, as then in effect, or by any successor law thereto.

ARTICLE IX

Effective Date of Articles

These Articles shall be effective upon filing with the Secretary of State for Florida.

ARTICLE X

Control Share Acquisition Statute Inapplicable

Section 607.0902 of the Florida Statutes regarding control share acquisitions is not applicable to this Corporation and shall not have any effect upon the voting rights relating to issued and outstanding shares of capital stock of the Corporation.

IN WITNESS WHEREOF, the undersigned, as incorporator, has hereunto set the undersigned's hand and seal this 4th day of June 2012, for the purpose of organizing this Corporation under the laws of the State of Florida.

Clifford J. Hunt, Incorporator

ACKNOWLEDGMENT

Having been named to accept service of process for the above-stated Corporation, at the place designated in these articles of incorporation, I hereby accept to act in this capacity, and agree to comply with the provisions of Section 607.0501 of the Florida Statutes relative to keeping open said office.

Clifford J. Hunt, Esquire